UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
__________________________

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation or organization)	23-2679963 (I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140 Malvern, Pennsylvania (Address of principal executive offices)	19355 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered: Warrants to Purchase Common Stock	Name of each Exchange on which each class is to be registered: The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-159467

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the warrants to purchase common stock (the “Warrants”) to be registered hereunder is contained in the section entitled “Description of Warrants” in the Company’s final prospectus filed with the SEC on July 7, 2009 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement on form S-1 (file No. 333-159467) and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company filed January 26, 2004 (Incorporated by reference to Exhibit 3.1 to Form 10-QSB filed on February 12, 2004)
3.2	First Amendment to Amended and Restated Articles of Incorporation of the Company filed on March 14, 2005(Incorporated by reference to Exhibit 3.1.1 to Form S-1 Registration Statement No. 333-124078)
3.3
Second Amendment to Amended and Restated Articles of Incorporation of the Company filed on December 13, 2005 (Incorporated by reference to Exhibit 3.1.2 to Form S-1 Registration Statement No. 333-130992)

3.4	Third Amendment to Amended and Restated Articles of Incorporation of the Company filed on July 25, 2007
3.5	Fourth Amendment to Amended and Restated Articles of Incorporation of the Company filed on March 6, 2008
3.6	By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992)
3.7	First Amendment to By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Form 8-K filed on July 24, 2007)
4.1	Form of Warrant Underlying the Rights (Incorporated by reference to Exhibit 4.22 to the Form S-1 Registration Statement No. 333-159467)
4.2	Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.24 to the form S-1 Registration Statement No. 333-159467)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: August 6, 2009	By:	/s/ George R. Jensen, Jr.
GEORGE R. JENSEN, JR.,
Chairman & Chief Executive Officer